                                                                                                                                       Exhibit 5

                                                                 [CONECTIV LETTERHEAD]

September 13, 2002

Conectiv
800 King Street
P.O. Box 231
Wilmington, DE 19899

          Re:      Conectiv
                      5.30% Series B Notes due 2005
                      Registration Statement on Form S-4

Ladies and Gentlemen:

I am Assistant General Counsel for Conectiv, a corporation organized under the laws of the State of Delaware (the "Company"). I have acted as counsel to the Company in connection with the
Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the
"Securities Act"), relating to the offer by the Company to exchange up to $250,000,000 principal amount of 5.30% Series B Notes due 2005 (the "Exchange Notes") for $250,000,000 principal amount of 5.30% Notes due 2005 outstanding (the "Initial Notes"). The Exchange Notes will be issued pursuant to an Indenture between the Company and Wachovia Trust Company, National
Association (formerly First Union Trust Company, National Association), as trustee (the
"Trustee"), dated as of May 17, 1999, as supplemented by Supplemental Indenture No. 1 dated as of June 1, 2002 (the "Indenture"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K. The corporate proceedings and other actions taken by the Company in connection with the authorization, registration, issuance and sale by the
Company of the Exchange Notes have been reviewed by me or taken under my advice and counsel as Assistant General Counsel for the Company.

In rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and the Indenture. I have also examined such other corporate records, certificates and documents and have reviewed such questions of law as I consider necessary or appropriate for purposes of the opinions expressed below. I have assumed that the Indenture is valid and legally binding and enforceable against the
Trustee in accordance with its terms.

Conectiv
September 13, 2002

I am a member of the Bar of the State of Delaware and am not an expert on the law of any jurisdiction other than laws of the State of Delaware. For purposes of rendering this opinion, I have assumed that New York law is the same as Delaware law.

Based upon and subject to the assumptions, qualifications and limitations made herein, I am of the opinion that when (i) the Registration Statement becomes effective; (ii) the Company's Board of Directors and the appropriate officers have taken all necessary actions to fix and approve the terms of the Exchange Notes; (iii) the Indenture has been duly qualified under the Trust
Indenture Act of 1939, as amended; and (iv) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Initial Notes, then the Exchange Notes will be binding obligations of the Company.

The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, equitable subordination, and other similar laws or equitable principles affecting creditors' rights or remedies; (c) an implied covenant of good faith and fair dealing; (d) the effect of applicable law and court decisions that may now or hereafter limit or render unenforceable certain rights and remedies; and (e) the application of a standard of "commercial reasonableness" to any decisions, actions or conduct under the Indenture.

This opinion is given as of the date hereof and is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in laws that may hereafter occur.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is part of the
Registration Statement.

Very truly yours,

/s/ Christie Day Cannon
Christie Day Cannon